Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

February 7, 2013
KEMPER CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $1.9 million ($0.03 per share) for the fourth quarter of 2012, compared to net income of $24.3 million ($0.40 per share) for the fourth quarter of 2011. Consolidated net operating loss1 was $3.4 million ($0.06 per share) for the fourth quarter of 2012, compared to consolidated net operating income of $24.1 million ($0.40 per share) for the fourth quarter of 2011.

	Three Months Ended		Year Ended
(Dollars in millions, except per share amounts) (Unaudited)	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Consolidated Net Operating Income (Loss)[1]	$(3.4)	$24.1	$53.8	$47.1
Income (Loss) from Continuing Operations	(1.7)	25.0	91.8	61.7
Net Income	1.9	24.3	103.4	74.5

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(29.2)	$(4.6)	$(80.9)	$(106.5)

Basic Net Income (Loss) Per Share From:
Consolidated Net Operating Income (Loss)[1]	$(0.06)	$0.40	$0.91	$0.78
Continuing Operations	(0.03)	0.41	1.55	1.02
Net Income	0.03	0.40	1.75	1.23

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.50)	$(0.08)	$(1.37)	$(1.76)

“Kemper's performance for 2012 was once again marked by significant unusual weather events. In the fourth quarter specifically, Superstorm Sandy adversely affected our results by $32 million after-tax,” commented Donald G. Southwell, Kemper's Chairman, President and Chief Executive Officer. “It is at times like these when our agents and claims teams show the value of Kemper, fulfilling our promises and helping our customers restore their lives. I'm proud of the professional and caring support our team provides to our policyholders. It is also gratifying that the diversity of earnings provided by our life and health business and solid investment returns more than offset these weather impacts.”

“During the fourth quarter, we concluded our strategic review of the Direct business and placed our direct-to-consumer operations in run-off. Going forward, we expect this business to be cash flow and earnings positive during the run-off period and expect to free up the majority of capital backing the run-off business in the next two to three years,” concluded Southwell.

1 Consolidated net operating income (loss) is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Highlights

•
Kemper Home Service Companies continued its planned dwelling run-off; policies in force are down 20 percent from approximately 51,000 policies at the beginning of the year. As a result of these actions, the business expects to save $2 million annually in catastrophe reinsurance expenses going forward.

•
Reserve National reported stable quarterly accident and health earned premiums of $34 million, which included a 19 percent increase in earned premiums on its expanded supplemental product offerings, offsetting a 19 percent anticipated decrease in its hospitalization products.

•	Kemper Preferred's year-over-year fourth quarter average written premium on homeowners policies increased 10 percent.

•	The investment portfolio continued to produce solid returns for both the quarter and year. The pre-tax annualized book yield for 2012 was 5.5 percent.

•	Kemper returned $118 million of capital to shareholders in 2012 through share repurchases and dividends.
Capital
During 2012, Kemper repurchased over 2.0 million shares of common stock at a cost of $60.7 million and paid dividends of $56.9 million.
Kemper ended the year with a book value per share of $36.98, and a book value per share excluding unrealized gains on fixed maturities of $30.62, up from $35.13 and $29.70, respectively, at the end of 2011.
At the end of the 2012, the holding company held cash and investments of $190.2 million, and its $325 million revolving line of credit was undrawn.
Revenues
Total revenues were $596.6 million for the fourth quarter of 2012, compared to $613.3 million in 2011, driven by lower earned premiums. Earned premiums decreased predominantly from planned reductions at Kemper Direct, which declined by $14.1 million.
Net investment income was $72.9 million in the fourth quarter of 2012, a $2.4 million decrease from 2011, driven by lower yields on fixed maturity investments and higher investment expenses, offset by higher returns on equity investments. The portfolio generated a pre-tax equivalent annualized book yield of 5.4 percent for the fourth quarter of 2012.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior year development includes both catastrophe and non-catastrophe losses, (iii) catastrophe losses exclude the impact of prior year development and (iv) underlying loss ratio includes loss and loss adjustment expenses. The impact of current year development is included in the underlying combined ratio. Current year development represents prior quarter development for a given current accident year.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Segment Net Operating Income (Loss):
Kemper Preferred	$(19.7)	$12.7	$(11.2)	$(17.6)
Kemper Specialty	(2.8)	4.4	1.2	19.8
Kemper Direct	1.8	(17.1)	(0.9)	(27.5)
Life and Health Insurance	24.3	31.2	90.8	98.9
Total Segment Net Operating Income	3.6	31.2	79.9	73.6
Corporate and Other Net Operating Loss	(7.0)	(7.1)	(26.1)	(26.5)
Consolidated Net Operating Income (Loss)	(3.4)	24.1	53.8	47.1
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	3.6	3.9	42.5	21.9
Net Impairment Losses Recognized in Earnings	(1.9)	(3.0)	(4.5)	(7.3)
Income (Loss) from Continuing Operations	$(1.7)	$25.0	$91.8	$61.7
Kemper Preferred reported a net operating loss of $19.7 million for the fourth quarter of 2012, compared to net operating income of $12.7 million in 2011. The current quarter results included $27.8 million of catastrophe losses and $2.8 million of adverse prior year reserve development, compared to the fourth quarter of 2011, which included $4.2 million of catastrophe losses and $2.4 million of favorable prior year development. The underlying combined ratio was 98.6 percent in the fourth quarter of 2012, compared to 96.6 percent in 2011. Higher severity-driven loss ratios in both auto liability and non-weather related homeowners, were partially offset by a lower expense ratio.
Kemper Specialty reported a net operating loss of $2.8 million for the fourth quarter of 2012, compared to net operating income of $4.4 million in 2011. Kemper Specialty's underlying combined ratio was 109.5 percent in the fourth quarter of 2012, an increase of 7.2 percentage points, driven by the impact of current year development. Excluding current year development and restructuring costs, the total underlying loss ratio increased 1.2 points, primarily from higher claims handling expenses, offset by higher average premium rates in personal auto. The expense ratio increased 1.5 percentage points, largely related to technology and other initiatives.

Kemper Direct reported net operating income of $1.8 million for the fourth quarter of 2012, compared to a net operating loss of $17.1 million in 2011. Both the underlying loss ratio and expense ratio improved significantly in the current quarter. The underlying loss ratio improved 21.8 percentage points to 74.7 percent, largely from lower severity in liability coverages. The expense ratio improved 24.4 percentage points driven by a $13.5 million pre-tax intangible asset write-off in 2011. Results also included $5.4 million higher net favorable reserve development, offset by $2.0 million higher catastrophe losses and $0.7 million lower net investment income.

The Life and Health Insurance segment reported net operating income of $24.3 million for the fourth quarter of 2012, compared to $31.2 million in the prior year. The $6.9 million decrease is driven by a $2.8 million favorable reserve correction on a small block of policies in the prior year that did not recur and $1.5 million lower net investment income.
Corporate and Other net operating loss was essentially flat at $7.0 million for the fourth quarter of 2012. Results included $0.3 million higher investment income and $0.3 million lower corporate expenses, which were offset by $0.5 million higher retirement benefits.

Unaudited consolidated statements of income for the three months and year ended December 31, 2012 and 2011 are presented below:

	Three Months Ended		Year Ended
(Dollars in millions, except per share amounts)	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Revenues:
Earned Premiums	$520.8	$536.5	$2,107.1	$2,173.6
Net Investment Income	72.9	75.3	295.9	298.0
Other Income	0.2	0.2	0.8	1.0
Net Realized Gains on Sales of Investments	5.5	5.9	65.4	33.7
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(3.1)	(4.7)	(7.2)	(11.4)
Portion of Losses Recognized in Other Comprehensive Income	0.3	0.1	0.3	0.1
Net Impairment Losses Recognized in Earnings	(2.8)	(4.6)	(6.9)	(11.3)
Total Revenues	596.6	613.3	2,462.3	2,495.0
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	413.0	376.7	1,582.1	1,645.7
Insurance Expenses	169.5	170.1	672.3	683.6
Write-off of Other Intangibles Acquired	—	13.5	—	13.5
Interest and Other Expenses	20.1	21.9	85.5	83.9
Total Expenses	602.6	582.2	2,339.9	2,426.7
Income (Loss) from Continuing Operations before Income Taxes	(6.0)	31.1	122.4	68.3
Income Tax Benefit (Expense)	4.3	(6.1)	(30.6)	(6.6)
Income (Loss) from Continuing Operations	(1.7)	25.0	91.8	61.7
Income (Loss) from Discontinued Operations	3.6	(0.7)	11.6	12.8
Net Income	$1.9	$24.3	$103.4	$74.5

Income (Loss) from Continuing Operations Per Unrestricted Share:
Basic	$(0.03)	$0.41	$1.55	$1.02
Diluted	$(0.03)	$0.41	$1.54	$1.02

Net Income Per Unrestricted Share:
Basic	$0.03	$0.40	$1.75	$1.23
Diluted	$0.03	$0.40	$1.74	$1.23

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.96	$0.96

Unaudited business segment revenues for the three months and year ended December 31, 2012 and 2011 are presented below:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
REVENUES
Kemper Preferred:
Earned Premiums	$223.5	$217.0	$879.4	$859.8
Net Investment Income	11.4	11.0	45.0	48.8
Other Income	0.1	0.1	0.4	0.3
Total Kemper Preferred	235.0	228.1	924.8	908.9
Kemper Specialty:
Earned Premiums	102.5	108.5	419.8	445.2
Net Investment Income	4.6	5.3	19.0	22.8
Other Income	0.1	0.1	0.3	0.5
Total Kemper Specialty	107.2	113.9	439.1	468.5
Kemper Direct:
Earned Premiums	36.8	50.9	168.0	222.7
Net Investment Income	3.2	3.8	13.9	17.4
Other Income	—	—	—	0.1
Total Kemper Direct	40.0	54.7	181.9	240.2
Life and Health Insurance:
Earned Premiums	158.0	160.1	639.9	645.9
Net Investment Income	50.8	53.2	204.3	200.5
Other Income	—	—	0.1	0.1
Total Life and Health Insurance	208.8	213.3	844.3	846.5
Total Segment Revenues	591.0	610.0	2,390.1	2,464.1
Net Realized Gains on the Sales of Investments	5.5	5.9	65.4	33.7
Net Impairment Losses Recognized in Earnings	(2.8)	(4.6)	(6.9)	(11.3)
Other	2.9	2.0	13.7	8.5
Total Revenues	$596.6	$613.3	$2,462.3	$2,495.0

KEMPER CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in millions) (Unaudited)

	Dec 31, 2012	Dec 31, 2011
Assets:
Investments:
Fixed Maturities at Fair Value	$4,860.2	$4,773.4
Equity Securities at Fair Value	521.9	397.3
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	253.0	306.3
Short-term Investments at Cost which Approximates Fair Value	327.5	247.4
Other Investments	497.5	498.3
Total Investments	6,460.1	6,222.7
Cash	96.3	251.2
Receivables from Policyholders	369.3	379.2
Other Receivables	206.1	218.7
Deferred Policy Acquisition Costs	303.4	294.0
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	5.4	6.4
Other Assets	256.7	250.7
Total Assets	$8,009.1	$7,934.7
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,161.6	$3,102.7
Property and Casualty	970.6	1,029.1
Total Insurance Reserves	4,132.2	4,131.8
Unearned Premiums	650.9	666.2
Liabilities for Income Taxes	21.5	6.2
Notes Payable at Amortized Cost	611.4	610.6
Accrued Expenses and Other Liabilities	431.4	403.3
Total Liabilities	5,847.4	5,818.1
Shareholders’ Equity:
Common Stock	5.8	6.0
Paid-in Capital	725.0	743.9
Retained Earnings	1,118.2	1,108.7
Accumulated Other Comprehensive Income	312.7	258.0
Total Shareholders’ Equity	2,161.7	2,116.6
Total Liabilities and Shareholders’ Equity	$8,009.1	$7,934.7

Unaudited selected financial information for the Kemper Preferred segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011

Results of Operations

Net Premiums Written	$213.8	$211.2	$891.7	$868.8
Earned Premiums:
Automobile	$130.4	$127.9	$515.5	$510.9
Homeowners	79.1	75.3	308.5	294.9
Other Personal	14.0	13.8	55.4	54.0
Total Earned Premiums	223.5	217.0	879.4	859.8
Net Investment Income	11.4	11.0	45.0	48.8
Other Income	0.1	0.1	0.4	0.3
Total Revenues	235.0	228.1	924.8	908.9
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	159.6	148.8	608.4	584.6
Catastrophe Losses and LAE	42.7	6.4	105.4	144.2
Prior Years:
Non-catastrophe Losses and LAE	4.5	(2.0)	1.4	(13.6)
Catastrophe Losses and LAE	(0.2)	(1.7)	(6.2)	(5.5)
Total Incurred Losses and LAE	206.6	151.5	709.0	709.7
Insurance Expenses	60.8	60.7	243.8	239.8
Operating Profit (Loss)	(32.4)	15.9	(28.0)	(40.6)
Income Tax Benefit (Expense)	12.7	(3.2)	16.8	23.0
Segment Net Operating Income (Loss)	$(19.7)	$12.7	$(11.2)	$(17.6)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	71.4%	68.6%	69.1%	67.9%
Current Year Catastrophe Losses and LAE Ratio	19.1	2.9	12.0	16.8
Prior Years Non-catastrophe Losses and LAE Ratio	2.0	(0.9)	0.2	(1.6)
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	(0.8)	(0.7)	(0.6)
Total Incurred Loss and LAE Ratio	92.4	69.8	80.6	82.5
Incurred Expense Ratio	27.2	28.0	27.7	27.9
Combined Ratio	119.6%	97.8%	108.3%	110.4%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	71.4%	68.6%	69.1%	67.9%
Incurred Expense Ratio	27.2	28.0	27.7	27.9
Underlying Combined Ratio	98.6%	96.6%	96.8%	95.8%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	98.6%	96.6%	96.8%	95.8%
Current Year Catastrophe Losses and LAE Ratio	19.1	2.9	12.0	16.8
Prior Years Non-catastrophe Losses and LAE Ratio	2.0	(0.9)	0.2	(1.6)
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	(0.8)	(0.7)	(0.6)
Combined Ratio as Reported	119.6%	97.8%	108.3%	110.4%

Unaudited selected financial information for the Kemper Specialty segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011

Results of Operations

Net Premiums Written	$94.9	$100.0	$415.1	$438.2
Earned Premiums:
Personal Automobile	$90.7	$98.3	$376.3	$405.2
Commercial Automobile	11.8	10.2	43.5	40.0
Total Earned Premiums	102.5	108.5	419.8	445.2
Net Investment Income	4.6	5.3	19.0	22.8
Other Income	0.1	0.1	0.3	0.5
Total Revenues	107.2	113.9	439.1	468.5
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	88.5	87.5	347.9	358.4
Catastrophe Losses and LAE	0.1	0.1	4.8	3.8
Prior Years:
Non-catastrophe Losses and LAE	0.1	(2.5)	(2.4)	(9.5)
Catastrophe Losses and LAE	—	—	0.1	0.1
Total Incurred Losses and LAE	88.7	85.1	350.4	352.8
Insurance Expenses	23.8	23.5	91.5	91.5
Operating Profit (Loss)	(5.3)	5.3	(2.8)	24.2
Income Tax Benefit (Expense)	2.5	(0.9)	4.0	(4.4)
Segment Net Operating Income (Loss)	$(2.8)	$4.4	$1.2	$19.8

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	86.3%	80.6%	83.0%	80.4%
Current Year Catastrophe Losses and LAE Ratio	0.1	0.1	1.1	0.9
Prior Years Non-catastrophe Losses and LAE Ratio	0.1	(2.3)	(0.6)	(2.1)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	86.5	78.4	83.5	79.2
Incurred Expense Ratio	23.2	21.7	21.8	20.6
Combined Ratio	109.7%	100.1%	105.3%	99.8%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	86.3%	80.6%	83.0%	80.4%
Incurred Expense Ratio	23.2	21.7	21.8	20.6
Underlying Combined Ratio	109.5%	102.3%	104.8%	101.0%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	109.5%	102.3%	104.8%	101.0%
Current Year Catastrophe Losses and LAE Ratio	0.1	0.1	1.1	0.9
Prior Years Non-catastrophe Losses and LAE Ratio	0.1	(2.3)	(0.6)	(2.1)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Combined Ratio as Reported	109.7%	100.1%	105.3%	99.8%

Unaudited selected financial information for the Kemper Direct segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011

Results of Operations

Net Premiums Written	$31.8	$45.5	$147.3	$209.0
Earned Premiums:
Automobile	$34.4	$48.5	$158.3	$213.3
Homeowners	2.3	2.4	9.5	9.2
Other Personal	0.1	—	0.2	0.2
Total Earned Premiums	36.8	50.9	168.0	222.7
Net Investment Income	3.2	3.8	13.9	17.4
Other Income	—	—	—	0.1
Total Revenues	40.0	54.7	181.9	240.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	27.5	49.1	139.0	194.8
Catastrophe Losses and LAE	3.5	0.5	8.3	6.7
Prior Years:
Non-catastrophe Losses and LAE	(6.2)	1.9	(17.5)	(4.4)
Catastrophe Losses and LAE	(0.1)	0.1	(0.3)	0.5
Total Incurred Losses and LAE	24.7	51.6	129.5	197.6
Insurance Expenses	13.2	17.2	57.2	76.3
Write-off of Intangible Assets from Direct Response Acquisition	—	13.5	—	13.5
Operating Profit (Loss)	2.1	(27.6)	(4.8)	(47.2)
Income Tax Benefit (Expense)	(0.3)	10.5	3.9	19.7
Segment Net Operating Income (Loss)	$1.8	$(17.1)	$(0.9)	$(27.5)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	74.7%	96.5%	82.8%	87.5%
Current Year Catastrophe Losses and LAE Ratio	9.5	1.0	4.9	3.0
Prior Years Non-catastrophe Losses and LAE Ratio	(16.8)	3.7	(10.4)	(2.0)
Prior Years Catastrophe Losses and LAE Ratio	(0.3)	0.2	(0.2)	0.2
Total Incurred Loss and LAE Ratio	67.1	101.4	77.1	88.7
Incurred Expense Ratio, Including Write-off of Intangible Assets	35.9	60.3	34.0	40.3
Combined Ratio	103.0%	161.7%	111.1%	129.0%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	74.7%	96.5%	82.8%	87.5%
Incurred Expense Ratio, Including Write-off of Intangible Assets	35.9	60.3	34.0	40.3
Underlying Combined Ratio	110.6%	156.8%	116.8%	127.8%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	110.6%	156.8%	116.8%	127.8%
Current Year Catastrophe Losses and LAE Ratio	9.5	1.0	4.9	3.0
Prior Years Non-catastrophe Losses and LAE Ratio	(16.8)	3.7	(10.4)	(2.0)
Prior Years Catastrophe Losses and LAE Ratio	(0.3)	0.2	(0.2)	0.2
Combined Ratio as Reported	103.0%	161.7%	111.1%	129.0%

Unaudited selected financial information for the Life and Health Insurance segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011

Results of Operations

Earned Premiums:
Life	$97.4	$98.0	$393.4	$395.1
Accident and Health	41.0	41.7	165.2	166.3
Property	19.6	20.4	81.3	84.5
Total Earned Premiums	158.0	160.1	639.9	645.9
Net Investment Income	50.8	53.2	204.3	200.5
Other Income	—	—	0.1	0.1
Total Revenues	208.8	213.3	844.3	846.5
Policyholders’ Benefits and Incurred Losses and LAE	92.9	88.5	393.1	385.6
Insurance Expenses	78.2	77.1	310.8	308.6
Operating Profit	37.7	47.7	140.4	152.3
Income Tax Expense	(13.4)	(16.5)	(49.6)	(53.4)
Segment Net Operating Income	$24.3	$31.2	$90.8	$98.9
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income (Loss)
Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from income (loss) from continuing operations the after-tax impact of 1) net realized gains (losses) on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) other significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income (loss) from continuing operations.
Kemper believes that Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains (losses) on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income (Loss) to Income (Loss) from Continuing Operations for the three months and year ended December 31, 2012 and 2011 is presented below:

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Consolidated Net Operating Income (Loss)	$(3.4)	$24.1	$53.8	$47.1
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	3.6	3.9	42.5	21.9
Net Impairment Losses Recognized in Earnings	(1.9)	(3.0)	(4.5)	(7.3)
Income (Loss) from Continuing Operations	$(1.7)	$25.0	$91.8	$61.7
Consolidated Net Operating Income (Loss) Per Unrestricted Share
Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income (Loss) by the weighted-average unrestricted shares outstanding. The most directly comparable GAAP financial measure is Income (Loss) from Continuing Operations Per Unrestricted Share‐Basic.
A reconciliation of Consolidated Net Operating Income (Loss) Per Unrestricted Share to Income (Loss) from Continuing Operations Per Unrestricted Share for the three months and year ended December 31, 2012 and 2011 is presented below:

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Consolidated Net Operating Income (Loss) Per Unrestricted Share	$(0.06)	$0.40	$0.91	$0.78
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.06	0.06	0.72	0.36
Net Impairment Losses Recognized in Earnings	(0.03)	(0.05)	(0.08)	(0.12)
Income (Loss) from Continuing Operations Per Unrestricted Share	$(0.03)	$0.41	$1.55	$1.02
Book Value Per Share Excluding Unrealized Gains and Losses on Fixed Maturities
Book Value Per Share Excluding Unrealized Gains and Losses on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the impact of unrealized net capital gains and losses on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the impact of unrealized net capital gains and losses on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Unrealized Gains and Losses on Fixed Maturities and Book Value Per Share at December 31, 2012 and December 31, 2011 is presented below:

(Dollars in Millions) (Unaudited)	Dec 31, 2012	Dec 31, 2011
Shareholders’ Equity Excluding Unrealized Gains	$1,789.9	$1,789.2
Unrealized Gains and Losses on Fixed Maturities	371.8	327.4
Shareholders’ Equity	$2,161.7	$2,116.6
Underlying Combined Ratio
Underlying combined ratio is a non-GAAP financial measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the incurred expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its fourth quarter 2012 results in a conference call on Friday, February 8 at 11 a.m. EST. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through February 22, 2013 at 855.859.2056 using conference ID number 88735779.
More detailed financial information can be found in Kemper's Investor Financial Supplement for the fourth quarter of 2012 which is available at kemper.com.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents.
Additional information about Kemper, including its filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS